Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

To

Offer to Exchange Each Outstanding Share of Common Stock

of

NRG ENERGY, INC.

for

0.485 of a share of Common Stock of

EXELON CORPORATION

Pursuant to the Offer to Exchange by

EXELON XCHANGE CORPORATION

Pursuant to the Prospectus/Offer to Exchange dated November 12, 2008

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 6, 2009, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

The exchange agent for the offer is:

BNY Mellon Shareowner Services

By Mail:	By Facsimile Transmission:	By Overnight Courier or Hand:
Mellon Investor Services LLC Attn: Corporate Action Dept. 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	For Eligible Institutions Only: (201) 680-4626 For Facsimile Confirmation Call: (201) 680-4860	Mellon Investor Services LLC Attn: Corporate Action Department, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer by stockholders of NRG Energy, Inc., a Delaware corporation (“NRG”), desiring to tender NRG Shares (as defined below), if certificates evidencing shares of common stock, par value $0.01 per share, of NRG (collectively, the “NRG Shares”) are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BNY Mellon Shareowner Services (the “Exchange Agent”) on or prior to the expiration date (as defined in the Prospectus/Offer to Exchange, dated November 12, 2008 (the “Prospectus”)). To tender NRG Shares, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth above or transmission to the facsimile number set forth above and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “Eligible Institution”) in the form set forth herein. See the guaranteed delivery procedures described under “The Offer—Guaranteed Delivery” of the Prospectus.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR NRG SHARES TO THE EXCHANGE AGENT WITHIN THE PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Exelon Xchange Corporation, a Delaware corporation (“Exelon Xchange”) and direct wholly-owned subsidiary of Exelon Corporation, upon the terms and subject to the conditions set forth in the Prospectus, and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of NRG Shares set forth below pursuant to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Offer—Guaranteed Delivery”.

Number of Shares Tendered

Certificate Number(s) (If Available):

Name of Tendering Institution:

Name(s) of Record Holder(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by Book-Entry Transfer: ☐

Account Number:

Address(es):
(Include Zip Code)

Area Code and Telephone Number(s):

Dated:	, 200

Signature:
(Signature(s) of Holder(s))

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the NRG Shares exactly as their name(s) appear on the certificate for the NRG Shares, or, if tendered by an Exchange Agent Trust participant, exactly as such participant’s name appears on a security position listing as the owner of the NRG Shares, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting as a fiduciary or in a representative capacity.

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to Be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the NRG Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of NRG Shares complies with Rule 14e-4 and (c) to deliver to the Exchange Agent the NRG Shares tendered hereby, in proper form of transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the NRG Shares, or an agent’s message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for NRG Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name:
Please Print or Type

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR THE NRG SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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